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                                                                   EXHIBIT 10.04

                 CONFIDENTIALITY AND NONSOLICITATION AGREEMENT
                    [Independent Contractor/Outside Vendor]


          This Confidentiality and Nonsolicitation Agreement ("Agreement") is made and entered into as of the date set forth at the end of this Agreement by and between SHOPPING.com, Inc. a California corporation, and the undersigned [independent contractor/outside vendor] of The Shopping.com [("Contractor" or "Vendor")].

                                    RECITALS

          A. The Shopping.com has developed and uses commercially valuable technical and nontechnical information including, without limitation, customer lists, prospect lists, employee and agent identities, manuals, business plans, financial reports and projections, computer software programs, source codes, formulas, patterns, compilations, specifications, devices, methods, techniques, ideas, plans, drawings, data, materials, blue-prints, models, methods of operation, know-how and other materials and information which derive economic value by not being generally available to the public (the "Proprietary Information"). The Shopping.com regards the Proprietary Information as valuable trade secrets of The Shopping.com, the use and disclosure of which must be carefully and continuously controlled.

          B. [Contractor/Vendor], in the course of its engagement by The Shopping.com will have access to certain Proprietary Information of The Shopping.com and may contribute to such Proprietary Information through invention, discovery, ideas, information, improvement or otherwise, regardless of whether they may be patented or copyrighted, which relate to or are useful in the business or activities in which The Shopping.com is or may become engaged.

          C. The Shopping.com wishes to protect the Proprietary Information upon the terms and conditions set forth below.

                                   AGREEMENT

          NOW, THEREFORE, in consideration of [Contractor's/Vendor's] engagement or continued engagement by The Shopping.com, and in consideration of the mutual covenants and conditions contained herein, the parties agree as follows:

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          1.   Except as may be required in order for [Contractor/Vendor] to perform his or her duties for The Shopping.com, [Contractor/Vendor] shall not disclose, disseminate, divulge or publish any Proprietary Information to anyone outside of The Shopping.com or to any employee or contractor of The Shopping.com who does not require access to such information, nor use for the benefit of any person or entity other than The Shopping.com, either during or subsequent to [Contractor's/Vendor's] engagement by The Shopping.com, any Proprietary Information regardless of whether or not [Contractor/Vendor] developed or contributed to the development of such Proprietary Information.

          2. All records and other materials pertaining to the Proprietary Information, whether developed by [Contractor/Vendor] or others, shall be and remain the property of The Shopping.com. Upon termination of [Contractor's/Vendor's] engagement by The Shopping.com for any reason, [Contractor/Vendor] shall promptly deliver to The Shopping.com all correspondence, computer discs, computer tapes, models, drawings, blue-prints, manuals, letters, notes, notebooks, reports, flow-charts, programs, proposals or any other documents, along with all copies thereof, relating to any of the Proprietary Information.

          3. The obligations of confidentiality and nondisclosure imposed upon [Contractor/Vendor] by Section 1 of this Agreement shall not apply when: (a) tile Proprietary Information disclosed to [Contractor/Vendor] was in tile aggregate in the public domain at tile time of disclosure, or at any time after disclosure has become (except by breach of this Agreement or through other improper means) a part of the public domain by publication or otherwise; (b) disclosure is required by law or court order, provided [Contractor/Vendor] gives The Shopping.com prior written notice of any such disclosure; or (c) disclosure is made pursuant to tile prior written consent of The Shopping.com.

          4. [Contractor/Vendor] shall not solicit direct sales to, nor employment of; any customer, employee or agent of The Shopping.com nor interfere with any contract or potential business opportunity of The Shopping.com either during or subsequent to its engagement by The Shopping.com.

          5. [Contractor/Vendor] acknowledges that any failure by [Contractor/Vendor] to fulfil any obligation under this Agreement, or a breach by [Contractor/Vendor] of any provision herein, will constitute immediate and irreparable harm to The Shopping.com, which harm cannot be fully and adequately compensated in money damages and which will warrant injunctive relief; an order for specific performance or other equitable relief as well as monetary relief.

          6. [Contractor/Vendor] understands that this Agreement shall be effective when signed by both The Shopping.com and [Contractor/Vendor] and that the terms of this Agreement shall remain in full force and effect both during the continuation of [Contractor's/Vendor's] engagement by The Shopping.com and after the termination of such engagement for any reason. Subsequent changes in [Contractor's/Vendor's] engagement shall in no way affect this Agreement which shall remain in full force and effect except as it may be modified by a subsequent agreement in writing. Nothing contained in this Agreement shall be construed as creating a continuing right to engagement by The Shopping.com.

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          7.   This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns. This Agreement contains the entire Agreement between the parties hereto relating to the subject matter hereof. Any provision contained herein prohibited by law or unenforceable under any applicable law of any jurisdiction shall as to such jurisdiction be ineffective without affecting any other provisions of this Agreement or the enforceability of such provision in any other jurisdiction.

          8. From time to time each party shall execute and deliver such further instruments and will take such other action as the other party may reasonably request in order to discharge and perform its obligations and agreements hereunder and to give effect to the intentions expressed in this Agreement.

          9. The failure of either party to this Agreement to object to, or to take affirmative action with respect to, any conduct of the other which is in violation of the terms of this Agreement shall not be construed as a waiver of the violation or breach or of any future violation, breach or wrongful conduct. All waivers must be in writing, and no single waiver will constitute any further waiver with respect to any term of this Agreement.

          10. This Agreement may be executed in counterparts and may be delivered by facsimile.


          IN WITNESS WHEREOF, the parties have executed this Agreement as of
___________________________.



The Shopping.com,                      _______________________________,
a California corporation               a ______________________________


By: ___________________________        By: _______________________________
    ___________________________            _______________________________
    Printed Name and Title                 Printed Name and Title

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